As filed with the Securities and Exchange Commission on December 11, 2007
 Securities Act File No. 333-143672

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

PACIFIC SOFTWARE, INC.
(Name of small business issuer in its charter)

NEVADA (State or other Jurisdiction of Incorporation or Organization)	4899 (Primary Standard Industrial Classification Code Number)	41-2190974 (I.R.S. Employer Identification No.)

6517 Gerke Place
Nanaimo BC, Canada V9V 1V8
___________
(Address and telephone number of principal executive offices and principal place of business)

Corporate Advisory Service, Inc.
251 Jeanell Dr., Suite 3
Carson City, NV 89703
775-885-2677
(Name, address and telephone number of agent for service)

Copies to:

Audie J. de Castro, Esq.
de Castro P.C.
309 Laurel Street
San Diego, CA 92101
(619) 702-8690
fax (619) 702-9401

CALCULATION OF REGISTRATION FEE*

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum a aggregate offering price	Amount of registration fee
* The Registration Fee was previously calculated in connection with the filing of the Registration Statement on June 6, 2007 333-143672)

EXPLANATORY STATEMENT

On June 12, 2007, Pacific Software, Inc. (the “Company”) filed a Registration Statement on Form SB-2 (File No.333-143672) (the “Registration Statement”) which registered 300,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) on a “best efforts, 150,000 shares of Common Stock or none” basis. The offering period commenced on July 5, 2007 and was terminated on October 7, 2007. Pursuant to the Registration Statement, the Company sold a total of 209,000 shares of the Common Stock.

Accordingly, the Company hereby deregisters 91,000 shares of Common Stock that were not sold in the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Nanaimo, British Columbia, Canada, on October 29, 2007.

Pacific Software, Inc.

Date: October 29, 2007	By:	/s/ Marinus Jellima
Marinus Jellima Chairman, CEO, Principal Executive Officer, Principal Accounting Officer and Director